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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): SEPTEMBER 21, 2001

                                   CONOCO INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 1-14521                              51-0370352
    (State or other jurisdiction of                   (Commission                         (I.R.S. Employer
            incorporation)                           File Number)                        Identification No.)


                          600 NORTH DAIRY ASHFORD ROAD
                              HOUSTON, TEXAS 77079
              (Address of principal executive offices and zip code)


        Registrant's telephone number, including area code: 281-293-1000
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ITEM 5.  OTHER EVENTS

         On September 21, 2001, Conoco Inc. (the "Company") announced that, at the special meeting held on September 21, 2001, its stockholders had approved the elimination of the Company's dual class capital structure by combining the Company's Class A common stock and Class B common stock into a single class of new common stock on a one-for-one basis. The press release is filed as Exhibit
99.1 to this Current Report on Form 8-K.

         The transaction was approved by the Company's Class A common stockholders and Class B common stockholders voting together as a single class and by the Company's Class B common stockholders voting as a separate class. After the transaction, the holders of the new common stock will have one vote per share on all matters submitted to a stockholder vote.

         Also on September 21, 2001, Conoco announced that lower natural gas and crude oil prices, an increased level of exploration and higher operating costs are expected to result in third quarter earnings ranging between 55 and 60 cents per diluted share, before special items. The press release is filed as Exhibit
99.2 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

         99.1     --  Press release issued by Conoco Inc. on September 21, 2001

         99.2     --  Press release issued by Conoco Inc. on September 21, 2001
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CONOCO INC.


                                          By:   /s/ R. W. GOLDMAN
                                              -----------------------------
                                              Name: R. W. Goldman
                                              Title: Senior Vice President,
                                                     Finance, and Chief
                                                     Financial Officer


Date: September 24, 2001
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                                 EXHIBIT INDEX

       EXHIBIT NO.                    DESCRIPTION OF EXHIBIT
       -----------                    ----------------------

          99.1         Press release issued by Conoco Inc. on September 21, 2001

          99.2         Press release issued by Conoco Inc. on September 21, 2001